I N V E S T O R R E F E R E N C E B O O K Post Q1 2012 Earnings Release – Last updated May 7, 2012 1

The information contained in this presentation includes certain estimates projections and other forward Forward-Looking Statements , - looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof are reasonable Inevitably there will be differences between such estimates and actual events or , . , results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2011, the Form 10-Q for the quarter ended March 31, 2012, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934 Schedules are attached that reconcile the non-GAAP financial . measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated May 7, 2012 to which the following supplemental slides are attached as Exhibit 99.1, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. 2

Table of Contents 4-16 17-31 32 41 Our Company……………………………………………………………………………………………… Industry Structure…………………………………………………………………………………………… Historical Perspective - 42-45 46-50Guidance …………………………………………………………………………………………………… Business Outlook: 2012 to 2014…………………………………………………………………………… ……………………………………………………………………………………… 51-54 55-59 Free Cash Flow……………………………………………………………………………………………… Refinancing and Delevering……………………………………………………………………………… 60-71 72-82 83-86 Growth……………………………………………………………………………………………………… Operat ional Init iat ives…………………………………………………………………………………… Operat ional Metrics Reconciliat ions to GAAP…………………………………………………………………………………87-93 ……………………………………………………………………………………… 3

Portfolio – As of March 31, 2012 99 Inpatient Rehabilitation Hospitals (“IRF”) • 29 operate as JV’s with Acute Care Our Company Hospitals 26 Outpatient Rehabilitation Satellite Clinics 25 Hospital-Based Home Health Agencies 27 + Puerto Rico Number of States ~ 22,000 Employees Key Statistics – Trailing 4 Quarters ~ $2.1 Billion Revenue 120,098 Inpatient Discharges 937,921 Outpatient Visits New Hospitals CON approved for Ocala, FL; expect to Patients Served Most Common Conditions (Q1 2012): 1. Neurological 18.7% 2. Stroke 17.2% 3. Fracture of the lower extremity 10.2% be operational Q4 2012 CON approved for Stuart, FL (Martin County); expect to be operational Q2 2013 Purchased land for Littleton, CO; expect to be operational Q2 2013 Purchased land for southwest Phoenix AZ; Marketshare 4. Debility 9.9% 5. Other orthopedic conditions 9.5% , expect to be operational Q3 2013 CON approved for Middletown, DE; being contested CON approved for Williamson Co, TN; being contested ~ 8% of IRFs (Total in U.S. = 1,152) ~ 18% of Licensed Beds ~ 23% of Patients Served 4 Largest Owner and Operator of Inpatient Rehabilitation Hospitals in the U.S.

Our Hospitals Major Ser ices v • Rehabilitation Physicians: manage and treat medical needs of patients • Rehabilitation Nurses: oversee treatment programs of patients • Physical Therapists: address physical function, mobility, safety • Occupational Therapists: promote independence and re-integration • Speech-Language Therapists: treat communication and swallowing disorders • Case Managers: coordinate care plan with physician, caregivers and family P t di h i t ti t th d h h lth • os - sc arge serv ces: ou pa en erapy an ome ea 5

Our Patients Referral Sources 94% Acute Care Hospitals 5% Physician Offices Admission to an IRF • Physicians and acute care hospital case managers are key decision makers M t C C diti (Q1 2012) 1% Skilled Nursing Facilities . • All IRF patients must meet reasonable and necessary criteria and must be admitted by a os ommon on ons 1. Neurological 18.7% 2. Stroke 17.2% 3 Fracture of the lower extremity 10 2% physician. • All IRF patients must be medically stable and have potential to t l t th h f th . . 4. Debility 9.9% 5. Other orthopedic conditions 9.5% 6. Brain Injury 8.0% o era e ree ours o erapy per day (minimum). • IRF patients receive 24-hour, 7 days a week nursing care 7. Knee/Hip replacement 7.9% 8. Cardiac conditions 4.3% 9. Spinal cord injury 3.7% 10 All th 10 6% . • Average length of stay ~14 days 6 . o er .

Our Quality

- **Inpatient rehabilitation hospitals evaluate all patients at admission and upon discharge to determine their functional status.**
  - The Functional Independence Measurement ("FIM") patient assessment instrument is used for these evaluations.
- **The difference between the FIM scores at admission and upon discharge is called the "FIM Gain."**
  - The greater the FIM Gain, the greater the patient's level of independence, the better the patient outcome.


36
34
32
30
28
26
24
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12

FIM Gain
Change in Functional Independence Measurement (based on an 18 point assessment) from admission to discharge

HealthSouth   UDS Average [1]

[1] Average = Expected, Risk-adjusted for UDS database

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T t l I ti t R h bilit ti F iliti (IRF ) 1 152 Our Cost-Effectiveness Avg. Avg. Medicare Discharges Avg. Est. Total Payment per Avg. Est. Total Cost per o a npa en e a a on ac es s : , HealthSouth Beds per IRF per IRF (2) Discharge for FY 2011 Discharge for FY 2011 HLS (1) = 96 68 932 $16,800 $13,002 Free- differentiates itself by providing superior quality care at a standing (Non-HLS) = 136 53 593 $18,111 $16,274 lower cost. Hospital Units = 920 23 247 $17,820 $18,522 (1) The 96 for HLS does not include HealthSouth Sugar Land Rehabilitation Hospital, purchased in September 2010; it was included in the 136 non-HLS freestanding. Also, does not include HealthSouth Rehabilitation Hospital of Cypress, TX, which opened in October 2011, or HealthSouth Rehabilitation Total 1,152 30 345 $17,649 $16,824 Hospital at Drake, which opened in December 2011. (2) In 2011, HealthSouth averaged 1,233 total Medicare and non-Medicare discharges per hospital in its 96 consolidated hospitals. Source: FY 2012 CMS Rate Setting File – Correction Notice – see next page 8

CMS Fiscal Year 2012 IRF Rate Setting File Analysis Notes: (1) All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2012 IRF rate setting Correction Notice file found at http://www.cms.gov/InpatientRehabFacPPS/07 DataFiles.asp#. The data _ presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria HealthSouth uses for external reporting purposes. Because CMS does not provide its detailed methodology, HealthSouth is not able to reconstruct the CMS projections or the calculation. (2) The CMS file contains data for each of the 1,152 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2012 IRF-PPS Final Rule. Most of the data represents historical information from the CMS fiscal year 2010 period and does not reflect the same HealthSouth hospitals in operation today The data . presented was separated into three categories: Freestanding, Units, and HealthSouth. HealthSouth is a subset of Freestanding and the Total. 9

Our Payors (Q1 2012)



73.5%
19.3%
4.4%

Payor Source	Payment Methodology
Medicare	**Prospective Payment System ("PPS")** – Payments based on Case Mix Groups ("CMGs") • Diagnosis of patient's illness – Fixed payment per CMG adjusted for: • Acuity/severity • Regional wage differential • Patient outcomes – Per diems for "short stays"
Managed Care (includes managed Medicare, which represents 8% of total revenues)	**Per Diem or CMG** – Negotiated rate – Some are "tiered" for acuity/severity
Workers' Comp/ Patients / Other	**Variety of methodologies**
Other Third-Party Payors – 1.7%	**Variety of methodologies**
Medicaid – 1.1%	**Varies by state**

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HealthSouth’s volume growth has outpaced competitors’ Historic Discharge Growth vs. Industry volume growth has outpaced competitor 120,000 Quarterly Discharge Growth Same Store HealthSouth vs. Industry UDS Industry Sites (1)6 5%Yearly 60,000 90,000 Q4 Q3 4.7% 5.9% 5.9% 2.7% 2.1% 5.1% 6 1% HLS Same Store (2) 1.8% . 1.0% 5.0% 1.4% 1.9% 3.3% 1 4% - 30,000 2008 2009 2010 2011 2012 Q2 Q16.0% 5.9% 5.8% 2.5% 1.3% 5.0% 5.0% Quarterly . 7.8%2008 │ 2009 │ 2010 │ 2011 - . 4.2% 1.2% 3.5% 1.4% 4.0% 1.7% T W k t d di d d Yearly Discharge 6.9% 5.6% 3.1% 5.2% Growth TBD -0.5% • eam or s = s an ar ze an enhanced sales & marketing • Bed additions will help facilitate continued organic growthQ111 vs. Q211 vs. Q311vs. Q411 vs. Q112 vs. Q110 Q210 Q310 Q410 Q111 2011 2012 (1) Data provided by UDSMR, a data gathering and analysis organization for the rehabilitation industry; represents ~ 65-70% of industry, including HealthSouth sites. (2) Includes consolidated HealthSouth inpatient rehabilitation hospitals classified as same store during that time period. 11

Our Track Record ($ in millions) $1,608 $1,701 $1,785 $1,878 $2,027 $2,060 Revenue 03 3 6 109,106 112,514 118,354 120,098 Discharge Volume 96,700 1 , 5 2007 2008 2009 2010 2011 Trailing 4Qtrs Adjusted EBITDA (1) 2007 2008 2009 2010 2011 Trailing 4Qtrs Income from Continuing Operations Attributable to HealthSouth (2) $307 $323 $364 $410 $466 $476 $890 2007 2008 2009 2010 2011 Trailing 4 Qtrs $191 $220 $77 $159 $141 2007 2008 2009 2010 2011 Trailing 4Qtrs (1) Reconciliation to GAAP provided on slides 53 and 88 - 93. (2) 2010 includes an income tax benefit of ~$741 million primarily due to the reversal of a substantial portion of the valuation allowance against deferred tax assets. 12

Total Debt Our Track Record Adj t d F C h Fl (1) 7$2.25 6.7x Leverage Ratio (1) (billions) $243 $240 $230 us e ree as ow (millions) $229 $2.04 5 6 $2.00 $155 $181 $130 $180 Interest Expense $1.81 $1.66 $ 3 4 $1.50 $1.75 2.7x $80 $108 1.51 $1.25 $1.27 1 2 $1.25 $9 $11 $30 2007 2008 2009 2010 2011 Trailing Swap Cash Payments 0$1.00 YE 2007 YE 2008 YE 2009 YE 2010 YE 2011 Trailing 4Qtrs ($79) ($70) ($20)4QTrs Final swap payment in March 2011 13 (1) Based on 2007 and trailing 4 Qtrs Adjusted EBITDA of $306.7 million and $475.7 million, respectively; reconciliation to GAAP provided on slides 52, 53, and 88 – 93.

HealthSouth has successfully managed through Medicare payment cuts and an economic recession… RECESSION 30 000 30,500 31,000 $120 Adjusted EBITDA ($million) Discharges 28 500 29,000 29,500 , $100 $110 27,000 27,500 28,000 , $80 $90 25,500 26,000 26,500 $60 $70 MMSEA (Final Medicare Price 1st Medicare IRF Price CMS Implements New Coverage PPACA Signed Into Law; Price Price Increase With 25,000$50 Q108 Q208 Q308 Q408 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 settlement of 60% rule) Rollback & 18 Month Freeze Increase Since 2007 Criteria for IRF Admissions Adjustment Minus 25 bps PPACA Adjustment 14

Our Assets 99 (1) Inpatient Rehabilitation Hospitals; 6,500 Licensed Beds (2) 3,188 Licensed Beds in CON States 24 Own Hospital Building Only 40 Own Building and Land 35 Lease Building and Land 3,312 Licensed Beds in Non-CON States A Certificate of Need (CON) is a legal document required in many states and some federal jurisdictions before proposed 15 acquisitions, expansions, or creations of facilities are allowed. (1) 3 of the 99 HealthSouth hospitals are non-consolidated. Of those 3, 2 are lease building and land, and 1 is own building and land. (2) Excludes 234 licensed beds at non-consolidated hospitals

Strong and Sustainable Business Fundamentals

Attractive Healthcare Sector	• Favorable demographic trends • Non-discretionary nature of many conditions treated in IRFs • Highly fragmented industry
Industry Leading Position	• #1 market share: above industry same-store growth and margins • Consistent achievement of high-quality, cost-effective care • Roll-out of state-of-the-art clinical information system
Cost-Effectiveness	• Focused labor management • Continued improvements in supply chain • Significant operating leverage of G&A expense
Real Estate Portfolio	• Portfolio of strategically located, well-designed physical assets • 99 IRFs [(1)]; 64 owned and 35 long-term, real estate leases • Relatively low maintenance capex requirements
Financial Strength	• Strong balance sheet; ample liquidity, no near-term maturities • Minimal cash income tax expense ($7 - $10 million / year) attributable to NOLs • Substantial free cash flow generation
Growth Opportunities	• Located in Medicare growth markets • Flexible, accelerated de novo strategy • Hospital acquisitions and unit consolidations

(1) Inclusive of non-consolidated entities

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Industry Structure 17

Overall Healthcare Spending N ti l H lth S di $2 593 6 billi $146 0 Net Cost of Health Insurance $82.5 Government Public Health $149.0 Investment a ona ea care pen ng: , . on (billions) 6 . 0 6 . 0 $128 5 $70.2 $341.6 : $ 2 , 4 4 4 . 6 : $ 2 , 4 4 4 . 6 Oth H lth R id ti l d P l C Home Health Care Retail of Medical Products $30.1 Government Administration . c are: $2,1 8 6 c are: $2,1 8 6 $688.6 . t i o n S p e n d : t i o n S p e n d : Professional Services er ea , es en a an ersona are n a l H e a l t h c n a l H e a l t h c $143.1 Nursing Care Facilities and Continuing Care Retirement Communities Consum p t Consum p t Pers o Pers o Hospital Care Includes Inpatient Rehabilitation, Long-Term Care Hospitals $814.0 Healt h Healt h Source: Center for Medicare & Medicaid Services, National Health Expenditure Data for year ended December 2010 – Table 2 18

Medicare 2010 Spending = $509.7 Billion (1) $ 27.1B Skilled Nursing 5% $6.3B (1%) Inpatient Rehabilitation Hospitals Medicare Part A $138.0B Inpatient Hospital (2) $ 63.4B Physician Payments 27% 12% Medicare Part B $ 27.1B Outpatient Hospital $ 19.3B Home Health 23%4% 5% Medicare Parts A&B $ 60.4B Other Services (3) $115.0B Medicare Managed Care 12% 12% Medicare Part C (1) Percentages are based upon total Medicare spending of $520.3 billion, before $10.6 billion of recoveries for 2010 (CBO Medicare March 2011 Medicare Baseline – Page 2). (2) Inpatient Hospital includes spending for acute care hospitals along with inpatient rehabilitation and long term care hospital services; in 2010 $ 59.3B Outpatient Rx Medicare Part D , - , Medicare spent $6.3 and $5.2 billion, respectively, for these services (MedPAC December 2011 Public Meeting, Assessing Payment Adequacy). (3) Other Services reflects spending for hospice; in 2010, Medicare spent $13.0 billion for hospice services. (MedPAC December 2011 Public Meeting, Assessing Payment Adequacy). Other Services also reflects spending for various other outpatient services. 19

Continuum of Healthcare Services Preventive Routine health care that includes Acute Medical treatment of diseases for Ambulatory Medical care delivered on an outpatient basis Post-Acute Medical care provided after a period of acute screenings, check-ups, and patient counseling to t ill which a patient is treated for a brief but severe episode of illness . e.g., blood tests, X-rays, endoscopy, certain biopsies, t i i l care. e.g., inpatient rehabilitation hospitals, long- t t preven nesses, disease, or other health problems cer a n surg ca procedures erm acu e care, hospice, skilled nursing homes, home health 20

Medicare Spending on Post-Acute Services Inpatient rehabilitation spending (% of total Medicare spending) 1.8% 2.1% 2.2% 2.1% 1.9% 1.5% 1.4% 1.3% 1.2% 1.2% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 $30 Total Medicare Spending on Post-Acute Services $58.5 billion in 2010 Skilled nursing 2010 Medicare Margin Post-Acute Settings Projected 2012 Medicare Margins $20 facilities 18.5% Home health agencies 19.4% >14% 13.7% $10 Inpatient rehabilitation hospitals 8.8% Long-term acute h it l 6 4% 8.0% 4 8%$0 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Note: These numbers are program spending only and do not include beneficiary copayments. care osp a s . . Sources: Center for Medicare & Medicaid Services, Medicare Trustees Report May 2011 – Page 45, MedPAC Data Book, June 2011 – page 122, MedPAC December 2011 Public Meeting, Assessing Payment Adequacy, MedPAC Report to Congress, Medicare Payment Policy, March 2012 – pages 193, 227, 251, and 272. 21

Geographic Distribution of IRFs, 2010 22 Source: Medpac Report to Congress, Medicare Payment Policy, March 2012 – page 235

Supply of IRFs remained stable in 2010 23 Source: MedPAC Report to Congress, Medicare Payment Policy, March 2012 – page 238

Inpatient Rehabilitation Sector Margins Source: MedPAC analysis of Medicare cost report data from CMS. Medicare Report to Congress, Medicare Payment Policy, March 2012 – page 248 24

Readmission Rates Post-Acute Care ("PAC") Setting Percent Discharged from Hospital to PAC Setting Percent Rehospitalized after Using PAC Setting Percent Died in PAC Setting Skilled Nursing Facility 17.3% 22.0% 5.4% Home Health 16.0% 18.1% 0.8% Long-Term Care Hospital 1.0% 10.0% 15.5% Inpatient Rehabilitation 3 2% 9 4% 0 4%. . . Inpatient Psychiatric 0.5% 8.7% 0.4% Hospice 2 1% 4 5% 82 2%. . . TOTAL 40.0% 18.0% 6.2% Note: Use of home health care and hospice is based on care that starts within three days of discharge. Other PAC care starts within one day of discharge. Home health use includes episodes that overlap an inpatient stay. Source: MedPAC Data Book, Healthcare Spending and the Medicare program, June 2008 – Chart 9-3 25

“60% Rule”: Medicare Regulation for Rehabilitation Hospitals The 60% Rule requires at least 60% of all patients admitted must have at least one medical diagnosis or functional impairment from a list of 13 compliant conditions (a.k.a “compliant conditions” or “CMS-13”) 1983 . 2002 2004 2007 1983: 75% Rule established -- 2002 IRF 2004 “N ” 75% 2007: 75% Rule tl Requires 75% of IRF patients to have a qualifying condition if the IRF i t i t i : reimbursement transitions to prospective payment : ew Rule initiated with a “new” list of “qualifying conditions” permanen y changed to “60 Rule” with passage of “Medicare, Medicaid & SCHIP Extension Act s o ma n a n reimbursement on a “cost plus” basis vs. “prospective” ( i.e., fixed) basis. system (“PPS”) 2002: CMS suspends 75% Rule implementation of 2007” Paid for through a Medicare price rollback 8 th f f 26 & 1 mon reeze rom 4/1/2008 to 9/30/2009

Inpatient Rehabilitation Hospital (IRF): Qualifying Conditions 1. Stroke 2. Brain injury Original Qualifying Conditions 1. Stroke 2. Brain injury 3 A t ti New Qualifying Conditions 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma . mpu a on 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns 8. Congenital deformity 9. Burns 10. Osteoarthritis (after less intensive setting) 11 Rheumatoid arthritis (after less intensive setting) 10. Polyarthritis (includes “joint replacement” . 12. Joint replacementBecame ? Bilateral ? Age > 85 ? Body mass index > 50 13. Systemic vasculidities (after less intensive setting) % Lower extremity joint replacement 2006 2008 2011 HealthSouth 14.6% 10.9% 8.4% 27 UDS Industry minus HealthSouth 17.5% 13.6% 11.4%

Site Neutral Payments – A Complicated Issue (Post-Acute Payment Reform Background) 2005: • The Deficit Reduction Act of 2005 directed CMS to conduct a study aimed at reforming and harmonizing the disparate methods of paying for services in post-acute settings that could be substituted for one another. • The study required utilization of a uniform patient assessment instrument. • CMS contracted with Research Triangle Institute (RTI) to perform the study. 2012: • RTI released an “interim” 353 page report (1) (more analyses expected Summer 2012). • IRF patients had: ― Greatest self-care change (improvement) ― Greatest change in overall mobility improvement • Data are preliminary and more research is forthcoming. Next steps (1) : • Refinement of existing models • Additional models predicting discharge destinations, mortality, and length of stay • Further work in examining resource intensity, costs, and outcomes to better understand and validate preliminary findings • Further analysis of patient- specific cost of non-therapy ancillary use is needed to understand how their costs vary by patient complexity • Consideration around the desirability and feasibility of a composite cost measure that combines therapy, non-therapy ancillaries, and fixed costs 28 (1) Post-Acute Care Payment Reform Demonstration Report to Congress Supplement—Interim Report, May 2011, RTI International • Additional analysis that attempts to link selected outcomes to payment and other incentive structures

Different Levels of Services

Rehab Hospital		Nursing Home	
Average Length of Stay [1]	**= 13.1 days**	**Average Length of Stay [2]**	**= 30 days**
Discharge to Home (percent) [2]	**= 81.1%**	**Discharge to Home (percent) [2]**	**= 45.5%**
Requirements:		**Requirements:**	
Rehab hospitals must also satisfy regulatory/policy requirements for hospitals, including Medicare hospital conditions of participation		No similar requirement; Nursing homes are regulated as nursing homes only	
All patients must be admitted by a rehab physician.		No similar requirement	
Rehab physicians must re-confirm each admission w/n 24 hours.		No similar requirement	
All patients, regardless of diagnoses/condition, must demonstrate need and receive at least 3 hours of daily intensive therapy.		No similar requirement	
All patients must see a rehabilitation physician "in person" at least 3 times weekly.		No similar requirement; some SNF patients may go a week or longer without seeing a physician, and often a non-rehabilitation physician.	
Rehab hospitals required to provide 24 hour, 7 days per week nursing care; many nurses are RNs and rehab nurses.		No similar requirement	
Rehab hospitals are required to use a coordinated interdisciplinary team approach led by a rehab physician, includes a rehab nurse, a case manager, and a licensed therapist from each therapy discipline who must meet weekly to evaluate/discuss each patient's case.		No similar requirement; Nursing homes are not required to provide care on a interdisciplinary basis and are not required to hold regular meetings for each patient.	
Rehab hospitals are required to follow stringent admission/coverage policies and must carefully document justification for each admission; further restricted in number/type of patients (60% Rule)		Nursing homes have comparatively few policies governing the number or types of patients they treat.	

(1) MedPAC, Report to the Congress: Medicare Payment Policy, March 2012 – Pages 236 - 238
(2) Centers for Medicare and Medicaid Services, FY 2012 SNF-PPS Final Rule, 76 Fed. Reg. 48486, 48525, and 48499 (August 8, 2011); March 2005 report in the Archives of Physical Medicine and Rehabilitation (http://www.archives-pmr.org/article/PIIS0003999304012493/abstract)

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CMS: Inpatient Rehabilitation vs. Skilled Nursing

48486 Federal Register / Vol. 76, No. 152 / Monday, August 8, 2011 / Rules and Regulations

DEPARTMENT OF HEALTH AND HUMAN SERVICES

Centers for Medicare & Medicaid Services

42 CFR Part 413

[CMS–1351–F]

RIN 0938–AQ29

Medicare Program; Prospective Payment System and Consolidate Billing for Skilled Nursing Faciliti FY 2012

AGENCY: Centers for Medicare & Medicaid Services (CMS), HHS.

ACTION: Final rule.

SUMMARY: This final rule updates t payment rates used under the prospective payment system for sk nursing facilities (SNFs) for fiscal 2012. In addition, it recalibrates th case-mix indexes so that they more accurately reflect parity in expend between RUG–IV and the previous mix classification system. It also includes a discussion of a Non-Therapy Ancillary component currently under development within CMS. In addition, this final rule discusses the impact of certain provisions of the Affordable Care Act, and reduces the SNF market basket percentage by the multi-factor productivity adjustment. This rule also implements certain changes relating to the payment of group therapy services

B. Requirements of the Balanced Budget Act of 1997 (BBA) for Updating the

3. Wage Index Adjustment to Federal Rates
4. Updates to Federal Rates
5. Relationship of RUG–IV Case-Mix Classification System to Existing Skilled Nursing Facility Level-of-Care Criteria

G. Consolidated Billing
H. Application of the SNF PPS to SNF

Processing
BBA Balanced Budget Act of 1997, Public Law 105–33
BBRA Medicare, Medicaid, and SCHIP Balanced Budget Refinement Act of 1999,

"… MedPAC's analysis of recent quality measure data related to rehospitalizations suggests that quality of care within SNFs has not been improving … Since 2000, one outcome measure (the risk-adjusted rate of rehospitalization for any of five care-sensitive conditions) exhibited almost no change …

… shifting IRF patients toward SNF care does not necessarily improve the quality of care provided to the beneficiaries. A March 2005 report in the Archives of Physical Medicine and Rehabilitation found that 81.1 percent of IRF patients were discharged to home, compared to 45.5 percent of SNF residents. Additionally, IRF patients appeared to have shorter lengths of stay, averaging approximately a 13-day stay, compared to the average 36-day stay for a SNF resident. Finally, when patients discharged from each setting were reviewed 24 weeks after discharge, IRF patients had consistently better outcomes and displayed a faster rate of recovery."

"Given these findings, we do not agree with those commenters who would assume that shifting patients from the IRF setting to a SNF setting is necessarily more beneficial to the patient or the Medicare Trust Fund."

Source: http://www.gpo.gov/fdsys/pkg/FR-2011-08-08/pdf/2011-19544.pdf

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Specific Post-Acute Regulatory Changes

Future Regulatory Risk	Inpatient Rehabilitation Facility	Skilled Nursing Facility	Long-Term Acute Care Hospital	Home Health	Hospice
1. Re-basing payment system	No	Yes; RUGS IV and MDS 3.0 parity adjustment for FY 2012 (-12.6%)	No	Yes; CY re-weighting re-distributes payment from high therapy to low or no therapy; Rebasing required as part of PPACA starting in 2014	Yes: Required by PPACA beginning in 2013; Modified wage index system being phased in over 7-year period beginning in FY 2010
2. Major outlier payment adjustments	No	No	Yes; will occur when MMSEA relief expires (short stay outliers)	Yes; 10% cap per agency	No
3. Upcoding adjustments	No	No	Proposed 3.75% payment adjustment for FY 2013; phased in over 3-year period	Yes; CY 2012(-3.79%), and CY 2013 (-1.32%)	No
4. Patient criteria	No; 60% Rule admission criteria already in place	No	Congressional Bill introduced developing criteria	No; Patient – physician "face-to-face" encounter & new therapy documentation implemented in 2011	No; Patient – physician "face-to-face" encounter implemented in 2011
5. Healthcare Reform					
• Market basket update reductions	• Known	• Known	• Known	• Known	• Known
• Productivity adjustments	• Began FY 2012	• Began FY 2012	• Began FY 2012	• Begins 2015	• Begins 2013
• Bundling pilot established	• By 2013	• By 2013	• By 2013	• By 2013	• N/A
• Independent Payment Advisory Board	• CY 2019	• FY 2015	• CY 2019	• CY 2015	• CY 2019
• New quality reporting requirements	• Being implemented	• Being implemented	• Being implemented	• Being implemented	• Being implemented
• Value based purchasing	• Pilot begins 2016	• Post 2012	• Pilot begins 2016	• Post 2012	• Pilot begins 2016
• Hospital Acquired Infections	• Post 2012	• Post 2012	• Post 2012	• N/A	• N/A
6. Other	N/A	New group therapy definition/requirements	CMS proposes to extend, for 1 year, 25% Rule regulatory relief beginning in FY 2013	Limits on transfer of ownership	N/A
	• Future efforts to address the cost associated with the prevention of the statutory decrease of more than 27% in Medicare physician reimbursement referred to as the "doc-fix".				
7. Deficit Reduction	• The Budget Control Act of 2011 includes up to a 200 bps reduction of Medicare programs payments effective January 2013.				

Sources: Healthcare Reform Bill (PPACA, HERA),CMS Regulatory published rules and MMSEA

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Historical Perspective 32

Historical Perspective: Massive Restructuring Effort 2004 thru early 2008 Announced Divestitures Completed Corporate Campus Sale ($44M) Recruited: ? New Board of Directors ? New Management team Cured Bond Defaults Secured New Bank Credit ($2.55B) Reached SEC Settlement ($100M) Relisted on NYSE Completed Divestitures ($1.2B) December 2004 June 2005 December 2005 June 2006 December 2006 June 2007 December 2007 Fil d Completed June 2008 Reached DOJ/CMS Settlement ($325M) e 2000- 2003 Form 10-K Senior Notes Offering ($1.0B) Finalized Securities Litigation Settlement ($445M) Sale of 400K shares of 6 50% Convertible Received Tax Recovery • 1+million man-hours to reconstruct financial statements • 1.4 million accounts analyzed ? 92% required adjustment . Perpetual Preferred Stock ($440M) • All government settlements paid in full by YE 2007 33

Historical Perspective Adjusted EBITDA (1) $307 $323 $364 $410 $466 2007 • Divested surgery centers, outpatient, and diagnostic divisions • Used proceeds plus tax refund to repay $1.4 2007 2008 2009 2010 2011 billion of debt • Reduced G&A to match residual business size • Piloted TeamWorks sales and marketing • 75% rule frozen at 60% (MMSEA) • Completed all settlement payments 2008 • Established 2008-2010 business model 4% discharge growth; 5 8% Adjusted EBITDA growth;15 20% − - - adjusted EPS growth • Balanced delevering and growth/development strategies • Completed TeamWorks sales and marketing roll-out • Absorbed Medicare reimbursement rollback (Q2) • Repaid $228 million of long-term debt (8.8 million share equity issuance and prior period tax refunds) • Financial market turmoil (Q3) − HealthSouth suspended development and increased focus on delevering 34 (1) Reconciliation to GAAP provided on slides 53 and 88 - 93.

Historical Perspective 2009 • Continued focus on delevering (approx. $151 million in debt repaid) • Focused on organic growth; TeamWorks sustainability module rolled out • Issued 5 million shares for securities litigation settlement (Q3) • Received first Medicare market basket update in 18 months (Q4) • Reinvigorated development efforts (Q4) $130 (millions) $90 $50 2009 Adjusted EBITDA (1) = $363.7 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 35 (1) Reconciliation to GAAP provided on slides 53, 88 – 91, and 93.

Historical Perspective 2010 • Healthcare reform passed; reduced future market basket updates • Weak acute care referral volumes • Adjusted annual volume growth target to 2.5-3.5% • Development efforts pay off • 2 de novos, 2 IRF acquisitions, 2 unit acquisitions • Completed senior notes offering with 2018 and 2022 maturities (7.25% and 7.75% coupon, respectively) • Refinanced term loans and revolver (Q4) • Repaid $151 2 million in debt $130 . • Flexibility to repay the 10.75% notes due in 2016 and callable beginning in June 2011 (millions) $90 2010 Adjusted $50 EBITDA (1) = $409.62009 Adjusted EBITDA (1) = $363.7 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 36 (1) Reconciliation to GAAP provided on slides 53, 88 – 91, and 93.

Historical Perspective 2011 • Grew volumes 5.2% • Sold 5 long-term acute care hospitals (LTCHs); closed remaining LTCH • Raised $122 million by reopening 2018 and 2022 senior notes • Retired approx. $501 million of 10.75% senior notes due 2016 • Opened one de novo (Cypress); acquired Drake; received approval for two CONs • Slowed development efforts due to regulatory uncertainty; reinstated development effort after the BCA (1) outcome was known. • Board of directors authorized $125 million common stock repurchase $130 (millions) $90 2011 Adjusted EBITDA (2) = $466.2 2010 Adjusted EBITDA (2) = $409.62009 Adjusted EBITDA (2) = $363 7 $50 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 (1) The Budget Control Act of 2011 includes a reduction of up to 2% to Medicare payments for all providers upon executive order of the President in January 2013. The reduction would be made from whatever level of payment would otherwise be provided under . 37 Medicare law and regulation. We currently estimate this automatic reduction, known as “sequestration,” will result in a net decrease to our net operating revenues of approx. $32 million annually beginning in 2013. (2) Reconciliation to GAAP provided on slides 53, 88 – 91, and 93.

Historical Perspective 2012 • Established 2012 – 2014 business model • 2.5-3.5% discharge growth; 5-8% Adjusted EBITDA CAGR • 12-17% adjusted free cash flow CAGR $• Purchased 25,000 shares of our convertible perpetual preferred stock for 25 million $130 (millions) $90 2011 Adjusted EBITDA (1) = $466 22010 Adj sted Q1 2012 Adjusted EBITDA (1) = $127.0 $50 .u EBITDA (1) = $409.62009 Adjusted EBITDA (1) = $363.7 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 38 (1) Reconciliation to GAAP provided on slides 53, 88 – 91, and 93.

Revenues & Expenses

Revenues (millions)	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Full Year 2011	Full Year 2010	Full Year 2009
Inpatient	$ 500.6	$ 480.1	$ 458.8	$ 465.4	$ 462.1	$ 452.3	$ 422.6	$ 427.6	$ 420.2	$ 1,866.4	$ 1,722.7	$ 1,621.5
Outpatient and other	38.0	38.0	38.9	39.7	43.9	38.6	38.2	39.7	38.4	160.5	154.9	163.4
Consolidated net operating	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 490.9	$ 460.8	$ 467.3	$ 458.6	$ 2,026.9	$ 1,877.6	$ 1,784.9
(Actual Amounts)												
Discharges	30,871	30,066	29,350	29,811	29,127	29,462	27,931	28,098	27,023	118,354	112,514	109,106
Net patient revenue / discharge	$16,216	$ 15,968	$ 15,632	$ 15,612	$ 15,865	$ 15,352	$ 15,130	$ 15,218	$ 15,550	$ 15,770	$ 15,311	$ 14,862
Expenses (millions)												
Salaries and benefits	$ 261.0	$ 251.4	$ 245.0	$ 241.6	$ 244.0	$ 237.5	$ 231.7	$ 226.2	$ 226.3	$ 982.0	$ 921.7	$ 887.4
Percent of net operating revenues	48.5%	48.5%	49.2%	47.8%	48.2%	48.4%	50.3%	48.4%	49.3%	48.4%	49.1%	49.7%
EPOB (employees per occupied bed) [1]	3.34	3.46	3.53	3.47	3.39	3.50	3.56	3.47	3.42	3.47	3.49	3.52
Hospital-related expenses	$ 112.0	$ 105.7	$ 107.5	$ 113.7	$ 108.3	$ 110.1	$ 100.9	$ 106.5	$ 96.3	$ 435.2	$ 413.8	$ 388.4
(other operating, supplies, occupancy)												
Percent of net operating revenues	20.8%	20.4%	21.6%	22.5%	21.4%	22.4%	21.9%	22.8%	21.0%	21.5%	22.0%	21.8%
General and administrative	$ 23.9	$ 23.9	$ 21.5	$ 22.1	$ 22.7	$ 23.1	$ 21.5	$ 22.7	$ 22.5	$ 90.2	$ 89.8	$ 91.1
(excludes stock-based compensation)												
Percent of net operating revenues	4.4%	4.6%	4.3%	4.4%	4.5%	4.7%	4.7%	4.9%	4.9%	4.5%	4.8%	5.1%
Provision for doubtful accounts	$ 6.3	$ 6.1	$ 5.1	$ 5.0	$ 4.8	$ 1.6	$ 3.7	$ 5.2	$ 5.9	$ 21.0	$ 16.4	$ 30.7
Percent of net operating revenues	1.2%	1.2%	1.0%	1.0%	0.9%	0.3%	0.8%	1.1%	1.3%	1.0%	0.9%	1.7%

[1] Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

39

HEALTHSOUTH

Adjusted EBITDA (1)

(Millions)	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Full Year 2011	Full Year 2010	Full Year 2009
Net operating revenues	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 490.9	$ 460.8	$ 467.3	$ 458.6	$ 2,026.9	$ 1,877.6	$ 1,784.9
Less Provision for doubtful accounts	(6.3)	(6.1)	(5.1)	(5.0)	(4.8)	(1.6)	(3.7)	(5.2)	(5.9)	(21.0)	(16.4)	(30.7)
Net operating revenues less provision for doubtful accounts	532.3	512.0	492.6	500.1	501.2	489.3	457.1	462.1	452.7	2,005.9	1,861.2	1,754.2
Operating expenses:												
Salaries and benefits [2]	(261.0)	(251.4)	(245.0)	(241.6)	(244.0)	(237.5)	(231.5)	(226.2)	(226.3)	(982.0)	(921.5)	(887.4)
Hospital-related expenses:												
Other operating expenses	(73.0)	(67.4)	(70.3)	(75.4)	(70.9)	(72.1)	(65.4)	(70.8)	(61.2)	(284.0)	(269.5)	(246.7)
Supplies	(26.5)	(26.1)	(24.7)	(26.2)	(25.8)	(26.1)	(24.1)	(25.0)	(24.2)	(102.8)	(99.4)	(96.8)
Occupancy costs [3]	(12.5)	(12.2)	(12.5)	(12.1)	(11.6)	(11.9)	(11.4)	(10.7)	(10.9)	(48.4)	(44.9)	(44.5)
	(112.0)	(105.7)	(107.5)	(113.7)	(108.3)	(110.1)	(100.9)	(106.5)	(96.3)	(435.2)	(413.8)	(388.0)
General and administrative expenses [4]	(23.9)	(23.9)	(21.5)	(22.1)	(22.7)	(23.1)	(21.5)	(22.7)	(22.5)	(90.2)	(89.8)	(91.1)
Equity in nonconsolidated affiliates	3.3	3.2	3.1	3.2	2.5	2.6	2.3	2.6	2.6	12.0	10.1	4.6
Other income [5]	0.9	1.2	0.2	0.7	0.6	1.5	0.7	1.4	0.7	2.7	4.3	4.7
Noncontrolling interests [6]	(12.6)	(12.5)	(11.4)	(11.3)	(11.8)	(10.6)	(10.3)	(10.3)	(9.7)	(47.0)	(40.9)	(33.3)
Adjusted EBITDA	**$ 127.0**	**$ 122.9**	**$ 110.5**	**$ 115.3**	**$ 117.5**	**$ 112.1**	**$ 95.9**	**$ 100.4**	**$ 101.2**	**$ 466.2**	**$ 409.6**	**$ 363.7**

(1) Reconciliation to GAAP provided on slides 53, 88 - 91, and 93.

In arriving at Adjusted EBITDA, the following were excluded:	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Full Year 2011	Full Year 2010	Full Year 2009
(2) Restructuring charges	$ -	$ -	$ -	$ -	$ -	$ -	$ 0.2	$ -	$ -	$ -	$ 0.2	$ -
(3) Restructuring charges associated with closed outpatient satellite clinics	-	-	-	-	-	-	-	-	-	-	-	0.4
(4) Stock-based compensation expense	6.1	5.9	4.9	5.3	4.2	5.2	3.4	4.0	3.8	20.3	16.4	13.4
(5) Impairments related to investments	-	-	-	-	-	-	-	-	-	-	-	1.4
(6) Noncontrolling interests related to discontinued operations	-	-	(0.1)	(0.9)	(0.1)	0.1	(0.2)	(0.1)	0.1	(1.1)	(0.1)	0.7

40

HEALTHSOUTH

Outstanding Share Summary and Warrant Information

(Millions)

	Weighted Average for the Period						
	Q1	Q1	Full Year				
	2012	2011	2011	2010	2009	2008	2007
Basic shares outstanding (1) (2)	94.5	93.1	93.3	92.8	88.8	83.0	78.7
Diluted shares outstanding (1) (2) (3)	108.7	109.0	109.2	108.5	103.3	96.4	92.0

	End of Period			
	Q1	Q1	FY	FY
	2012	2011	2011	2010
Basic shares outstanding (1) (2)	94.6	93.2	93.3	92.8
Convertible perpetual preferred stock	0.375	0.400	0.400	0.400
If converted, equivalent common shares	12.3	13.1	13.1	13.1

Notes:

(1) Does not include 2.0 million warrants issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. In connection with this transaction, we issued warrants to the lender to purchase two million shares of our common stock. Each warrant has a term of ten years from the date of issuance (expire January 16, 2014) and an exercise price of $32.50 per share. The warrants were not assumed exercised for dilutive shares outstanding because they were antidilutive in the periods presented.

(2) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are now included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they were antidilutive in the periods presented.

(3) The difference between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock (convertible into12.3 million common shares at the end of Q1 2012). The preferred stock is convertible, at the option of the holder, at any time into shares of common stock at an initial conversion price of $30.50 per share, which is equal to an initial conversion rate of approximately 32.7869 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% of the conversion price of the preferred stock. In Q1 2012, the Company repurchased 25,000 shares of its convertible perpetual preferred stock.

41

HEALTHSOUTH

Business Outlook 2012 to 2014 (as of May 7, 2012) 42

Business Outlook: 2012 to 2014

Business Model

- **Adjusted EBITDA CAGR: 5-8%** (1)(2)
- **Adjusted Free Cash Flow CAGR: 12-17%** (1)(2)

Strategy	2011	2012	2013	2014
Delevering (3)	Achieved **< 3.0x** Debt to EBITDA	**< 3.0x** Debt to EBITDA (subject to operating environment)		
Core Growth	**Same-store Growth** (Includes bed expansions and unit consolidations)			
	De novos 1- Cypress, TX	**De novos** 1- Ocala, FL	**De novos** (target of 4/year)	
	IRF Acquisitions 1- Drake, OH	**IRF Acquisitions** (target of 2/year)		
Opportunistic Growth			**Consider opportunistic, disciplined acquisitions** of complementary post-acute services **Key Considerations:** • Regulatory clarity • Market conditions • Purchase price and terms and conditions	
Key Operational Initiatives	• **Clinical Information System (CIS)** Pilot	• **CIS** Company-wide Implementation		
	• **Beacon** (Management Reporting Software) = Labor / outcomes / quality optimization • **TeamWorks** = Care Management • **"CPR"** (Comfort, Professionalism, Respect) Initiative			

(1) Reconciliation to GAAP provided on slides 52, 53, 88, 89, and 93.
(2) These are multi-year CAGRs; annual results may fall outside the range.
(3) Exclusive of any E&Y recovery.

43
HEALTHSOUTH

Business Outlook: Revenue Assumptions Revenue Volume • 2.5% to 3.5% annual growth ( l d i iti ) Pricing exc u es acqu s ons • Includes bed expansions, de novos and unit consolidations 72% Medicare FY 2012 (1) FY 2013 FY 2014 Q4 11 - Q3 12 Q4 12 - Q3 13 Q4 13 - Q3 14 Market basket update (2) 2.9% 2.9% 2.9% H lth f d ti 10 b 10 b 30 b Medicare Pricing Managed 8%20% ea care re orm re uc on ps ps ps Productiv ity adjustment (2) 100 bps 90 bps ~ 110 bps Expected Price Increases Managed Care Care Other 2% Sequestration (3) 2012 2013 2014 3-5% 3-5% 3-5% (1) We believe based on the Medicare IRF-PPS Rule for FY 2012, HealthSouth should realize a net increase of approximately 1.6% in 2012. (2) Medicare IRF-PPS Rule for FY 2012, CMS Current Economic Index for FY 2013, and management estimates for FY 2014. (3) The Budget Control Act of 2011 includes a reduction of up to 2% to Medicare payments for all providers upon executive order of the President in January 2013. The reduction would be made from whatever level of payment would otherwise be provided under Medicare law and regulation. We currently estimate this automatic reduction, known as “sequestration,” will result in a net decrease to our net operating revenues of approx. $32 million in 2013. 44

Business Outlook: Expense Assumptions Expense Salaries & Benefits (1) Hospital Expenses • Other operating expenses d l ki i h 2012 2013 2014 (2) an supp y costs trac ng w t inflation • Occupancy costs relatively constant as percent of revenue Merit increases 2.25-2.5% 2.25-2.5% 2.25-2.5% Benefit costs increases 5-8% 5-8% 5-8% • Bad debt expense of approx. 1.3% to1.5% of net operating revenuesSalaries & Benefits Hospital Expenses General and Administrative ~4.5% of net operating revenues (excludes stock-based compensation) (1) Salaries, Wages and Benefits: ~ 90% Salaries and Wages; ~10% Benefits. (2) May be adjusted to offset the Budget Control Act of 2011 or other Medicare reduction legislation 45

Guidance (as of May 7, 2012) 46

2012 Guidance – Adjusted EBITDA (1) 2012 Adjusted EBITDA $475 million to $485 million Based on results of Q1 2012, HealthSouth expects its 2012 full year results to be at the high end of, or greater than, this guidance range. Considerations: ? Revenue growth of 3.8% to 5.2% (April through December 2012) ― Discharge growth between 2.5% and 3.5% (April through December 2012) ― Revenue per discharge growth between 2 0% and 2 5% (April through December 2012). .5% (Apr through December 2012 ― Home health revenues subject to approx. $1.0 million reduction related to the 2012 Medicare Home Health rule ? Higher bad debt expense of approx. 1.3% of revenues (approx. $6 million more than 2011) ? Installation of new clinical information system in twelve existing hospitals expected to increase operating expenses by approx. $4 million in 2012 ? Higher workers’ compensation expense of approx. $5 million primarily as a result of favorable actuarial adjustments in 2011 ? Q4 2011 Adjusted EBITDA benefited by $2.4 million for nonrecurring franchise tax recovery (1) Reconciliation to GAAP provided on slides 53, 88, 89, and 93. 47

2012 Guidance - EPS

Earnings per Share from Continuing Operations Attributable to HealthSouth (1)

$1.32 to $1.39

Based on results of Q1 2012, HealthSouth expects its 2012 full year results to be at the high end of, or greater than, this guidance range.

Considerations:

- ✓ Assumes provision for income tax of approx. 40% in 2012 vs. approx. 19%(2) in 2011
- ✓ Cash income tax expense expected to be $7 to $10 million
- ✓ Basic share count of 94.5 million shares

	EPS Guidance		
	Actual	Low	High
(In Millions, Except Per Share Data)	2011	2012	
Adjusted EBITDA	**$ 466.2**	**$ 475**	**$ 485**
Interest expense and amortization of debt discounts and fees	(119.4)	(96)	
Depreciation and amortization	(78.8)	(82)	
Stock-based compensation expense	(20.3)	(23)	
Other, including non-cash loss on disposal of assets	(4.3)	(7)	
	243.4	267	277
Certain Nonrecurring Expenses:			
Government, class action and related settlements	12.3	-	
Professional fees - accounting, tax and legal	(21.0)	(15)	
Loss on early extinguishment of debt	(38.8)	-	
Pre-tax income	**195.9**	**252**	**262**
Income tax (assumes 40% in 2012)	(37.1) (3)	(101)	(105)
Income from continuing operations (1)	**$ 158.8**	**$ 151**	**$ 157**
Basic shares	93.3	94.5	94.5
Earnings per share (1)(4)	**$ 1.42**	**$ 1.32**	**$ 1.39**

(1) Income from continuing operations attributable to HealthSouth
(2) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth
(3) Includes an approx. $46 million, or $0.49 per share, benefit primarily related to the Company's settlement with the IRS for tax years 2007 and 2008, a decrease in the valuation allowance, and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims
(4) The dividends related to our convertible perpetual preferred stock must be subtracted from income from continuing operations when calculating basic earnings per share.

48

HEALTHSOUTH

Income Tax Considerations GAAP Considerations: • As of 3/31/12, the Company had an ending balance of approx. $1.2 billion in federal NOLs and a remaining valuation allowance of approx. $50 million, primarily related to state NOLs. • 2011 effective tax rate was approx. 19%(1)(2) • Expect effective tax rate of approx. 40%(1) going forward Future Cash Tax Payments: • The Company expects its cash income tax expense to be approx. $7 million to $10 million per year . •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). A “change of ownership,” as defined by Section 382, would subject the Company to an AUL, which is equal to the market capitalization of the Company at the time of the “change of ownership” multiplied by the long-term tax exempt rate. (1) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth 49 (2) Includes an approx. $46 million, or $0.49 per share, benefit primarily related to the Company’s settlement with the IRS for tax years 2007 and 2008, a decrease in the valuation allowance, and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims

Adjusted Free Cash Flow (1) Considerations The increase in 2012 maintenance CAPEX is driven by the clinical information system roll-out, two ? 2012 adjusted free cash flow growth reflects increased maintenance capital expenditures and working capital. Certain Cash Flow Items (2) (millions) 2011 Actual Q1 2012 Actual 2012 Assumptions major hospital renovations, and increased hospital refresh projects. ? Multi-year adjusted free cash flow CAGR of 12% to 17% ? Cash interest expense (3) $115.2 $22.4 $92 ? Cash payments for taxes $9.1 $2.5 $7 to $10 ? Working capital $10.6 $31.0 $30-$40 ? Maintenance CAPEX $50.8 $19.1 $75 to $85 ? Net cash swap-related settlements $10.9 - - (1) Reconciliation to GAAP provided on slide 52 (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, net settlements on interest rate swaps, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. ? Dividends paid on preferred stock (4) $26 $6.8 $25.1 (3) Net of amortization of debt and discounts and fees (4) Q1 2012 includes cash dividend payments of $6.5 million for dividends declared in Q4 2011 and paid in Q1 2012 plus $0.3 million for cumulative dividends paid for the shares repurchased in Q12012. Assumptions for 2012 include the $6.8 Q1 2012 dividends paid plus expected cash dividends of $6.1 million for each of the remaining three quarters. 50

Free Cash Flow 51

Adjusted Free Cash Flow Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow (Millions) 2012 2011 2011 2010 2009 2008 2007 81.0$ 89.5$ 342.7$ 331.0$ 406.1$ 227.2$ 230.6$ (0.4) (2.1) (9.1) (13.2) (5.7) (32.5) (3.3) Full Year h id d b i Impact of discont inued operations Net cash provided by operating activities Q1 Capital expenditures for maintenance (1) (19.1) (9.1) (50.8) (37.9) (33.2) (41.5) (22.4) Net sett lements on interest rate swaps (2) - (10.9) (10.9) (44.7) (42.2) (20.7) 0.1 Dividends paid on convert ible perpetual (3) preferred stock (26.0) (26.0) 227.3 (26.0) 333.6 (26.0) 400.4 317.8 (6.8) (6.5) activities of continuing operations Net cas prov e y operat ng 80.6 87.4 194.7 (26.0) Distribut ions paid to noncontrolling interests of consolidated affiliates Non-recurring items: UBS Sett lement proceeds, less fees to derivative plaint iffs' attorneys - (44.2) (23.4) - (32.6)(34.4) (13.1) (13.7) - (73.8)- - (33.4) - Net premium (received) paid on bond issuance/redemption - (4.1) 22.8 - - - - Cash paid for professional fees - account ing, tax and legal Cash paid for government, class action and 51.6 5 7 2 9 11 2 17.2 15.3 171 4 21.0 3.6 3.8 4 3 18.2 7 4 related sett lements - (3.0) (7.9) (13.5) (63.7) (89.4) (457.7) Adjusted free cash flow 45.2$ 48.2$ 243.3$ 181.4$ 155.4$ 9.3$ (79.1)$ Income tax refunds related to prior periods . . . .- . . (1) Maintenance capital expenditures are expected to be $75 to $85 million in 2012. (2) Fi l t f $10 9 illi d i M h 2011na swap paymen o . m on was ma e n arc . (3) Includes cash dividend payments of $6.5 million for dividends declared in Q4 2011 and paid in Q1 2012 plus $0.3 million for cumulative dividends paid for the shares repurchased in Q1 2012. 52

Adjusted EBITDA Reconciled to Net Cash Provided by Operating Activities

	Q1		Full Year				
(Millions)	2012	2011	2011	2010	2009	2008	2007
Net cash provided by operating activities	$ 81.0	$ 89.5	$342.7	$ 331.0	$406.1	$227.2	$230.6
Provision for doubtful accounts	(6.3)	(4.8)	(21.0)	(16.4)	(30.7)	(23.0)	(28.5)
Professional fees—accounting, tax, and legal	3.6	3.8	21.0	17.2	8.8	44.4	51.6
Interest expense and amortization of debt discounts and fees	23.3	35.1	119.4	125.6	125.7	159.3	229.2
UBS Settlement proceeds, gross	-	-	-	-	(100.0)	-	-
Equity in net income of nonconsolidated affiliates	3.3	2.5	12.0	10.1	4.6	10.6	10.3
Net income attributable to noncontrolling interests in continuing operations	(12.6)	(11.8)	(47.0)	(40.9)	(33.3)	(29.8)	(31.1)
Amortization of debt discounts and fees	(0.9)	(1.2)	(4.2)	(6.3)	(6.6)	(6.5)	(7.8)
Distributions from nonconsolidated affiliates	(3.3)	(2.7)	(13.0)	(8.1)	(8.6)	(10.9)	(5.3)
Current portion of income tax expense (benefit)	2.1	(2.1)	0.6	2.9	(7.0)	(72.8)	(330.4)
Change in assets and liabilities	36.9	10.9	49.9	2.8	(2.1)	50.6	5.5
Net premium (received) paid on bond issuance/redemption	-	(4.1)	22.8	-	-	-	-
Change in government, class action and related settlements liability	-	4.3	(8.5)	2.9	11.2	7.4	171.4
Net cash provided by operating activities of discontinued operations	(0.4)	(2.1)	(9.1)	(13.2)	(5.7)	(32.5)	(3.3)
Other	0.3	0.2	0.6	2.0	1.3	(1.4)	14.5
Adjusted EBITDA	$ 127.0	$117.5	$466.2	$ 409.6	$363.7	$322.6	$306.7

53

HEALTHSOUTH

Priorities for Reinvesting Free Cash Flows

Priorities

Growth

	(millions) 2012 Assumptions	Q1 2012 Actual
• **Growth in core business**		
▪ Bed expansions (80-100 beds)	$20 to $25	$5.5
▪ De novo hospitals (complete Ocala; start 4 others)	$50 to $70	$9.2
▪ Acquisitions (target 2/year) – Free standing IRFs – Hospital unit	TBD	-
	$70 to $95, excluding acquisitions	$14.7

Alternate Opportunities

Debt Reduction

	Q1 2012 Actual
• **Debt prepayment**	-
• **Purchase leased properties (limited opportunity)**	-

Shareholder Distribution

• **Convertible preferred stock repurchase ($125 million authorization)**	$25.0
• **Common share repurchase ($125 million authorization)**	-
• **Cash dividends (one time or regular)**	-
	$25.0

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Refinancing and Delevering 55

Debt Schedule Change S&P Moody March 31, Dec. 31, in Debt (Millions) Corporate B+ Ba3 2012 2011 vs. YE 2011 Advances under $500 million revolving credit Credit Rating facility, May 2016 - 3 Month LIBOR +225bps BB Baa3 125.0$ 110.0$ 15.0$ Term loan facility, May 2016 - 3 Month LIBOR +225bps BB Baa3 96.3 97.5 (1.2) Bonds Payable: 2 % S 2018 1 336 3367. 5 enior Notes due B+ B .7 .7 - 8.125% Senior Notes due 2020 B+ B1 285.9 285.8 0.1 7.75% Senior Notes due 2022 B+ B1 311.9 312.0 (0.1) Other bonds payable 1.5 1.5 - Other notes payable 35.0 35.3 (0.3) Capital lease obligations 73.0 75.9 (2.9) Long-term debt 1,265.3$ 1,254.7$ 10.6$ Debt to Adjusted EBITDA (1) 2.7x 2.7x (1) Based on 4 Qtr trailing and 2011 Adjusted EBITDA of $475.7 million and $466.2 million, respectively; reconciliation to GAAP provided on slides 53, 88, 89, and 93. 56

Debt and Liquidity Liquidity March 31, Dec. 31, 2012 2011 Cash Available 44.3$ 30.1$ Revolver Total Line 500 0$ 500 0$ 5.6x(1) Debt Outstanding . . Less: – Draws (125.0) (110.0) – Letters of credit (44.4) (44.6) 330.6$ 345.4$ Available $1.81 $1.66 2 7x(1) Total Liquidity 374.9$ 375.5$ $1.51 $1 27 . Credit Ratings ( b i l l i o n s ) ($ Billi ) $1.25 . YE 2008 YE 2009 YE 2010 YE 2011 Trailing 4 S&P Moodys Corporate Rating B+ Posit ive Ba3 Stable Revolver Rating BB Baa3ons Year-End 2010 Goal: 3.75x to 4.00x Qtrs Senior Notes Rating B+ B1 (1) Based on 2008 and trailing 4 quarters Adjusted EBITDA of $322.6 million and $475.7 million, respectively; reconciliation to GAAP provided on slides 53 and 88 - 93. 57

Debt Maturity Profile H lthS th i iti d ith l t fl ibl it l t t ? Additional debt pre-payment opportunities and flexible covenants (1) ? No near-term maturities and well-spaced debt maturities ea ou s now pos one w a ower-cos , ex e cap a s ruc ure… ? Limited exposure to higher interest rates ($ in millions) $500 Revolver March 31, 2012 (2) $331 10 % of principal callable each year at $103 10% of the outstanding principal is currently callable per annum at 103% $337 Senior Notes 7.25% $286 Senior Notes 8.125% $312 Senior Notes 7.75% $96 Term Loan L +225 $125 Drawn + $44 LC L+225Undrawn 2012 2013 2014 2015 2016 2016 2017 2018 2019 2020 2021 20222016 (1) The credit agreement has a $200 million restricted payment basket for debt repayment and stock repurchases, which is subject to an annual grower basket equal to 50% of excess cash flow plus certain other amounts including net cash proceeds from certain 58 equity issuances. (2) Does not include $363.2 million of convertible perpetual preferred stock and capital leases and other note payables.

Credit Agreement Key Covenants (1) Terms Acquisitions Limited by compliance with leverage and interest coverage covenants currently requiring 4.75x and 2.5x, respectively Restricted payments: Share repurchase (2) $200 million (shared with other restricted payment basket) Other debt repurchase (2) $200 million (shared with other restricted payment basket) Unsecured debt issuance Unlimited up to 4.5x leverage ratio Based on year-end results, the restricted (1) F ll t fil d E hibit 10 2 t F 10 Q A t 4 2011 payment basket (2) is approx. $300 million. 59 u agreemen e as x . o orm - on ugus , . (2) The maximum amount limitations above are subject to increase by a “grower” basket equal to 50% of excess cash flow plus certain other amounts including net cash proceeds from certain equity issuances.

Growth 60

Organic Growth: A Strategic Framework

Demographics

+ population growth and changes (weighted by age)

= Rehab CAGR

Market Dynamics

- Existing IRF beds
- Managed care penetration
- Competition

Sales and Marketing Strategies

- Defining "upstream" opportunities
- Identifying CMS-13 discharges
- "Converting" CMS-13 patients to rehab

Growth goals for the market and/or hospital

Bottoms-up approach to HealthSouth's growth projections

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Organic Growth: Compounded Annual Growth Rate (CAGR) (1) Weighted for Rehab Services (1) (2) % CAGR Rehab by Zip Code Organic Growth • Demographic changes • Population growth % CAGR Weighted for Rehab Services Treasure Coast Primary 2.64% Treasure Coast SSA – Glades 1.47% Treasure Coast SSA – Martin 2 92%. Okeechobee 2.34% Treasure Coast Tertiary 2.24% Combined 2.45% State of Florida 2.72% USA 2.31% (1) Numbers in map are for illustrative purposes only and do not represent actual results. (2)“Weighted for Rehab Services” - methodology weights growth in rehab age groups higher. 62

De Novo Market Selection Process Active Development List Strategic Approach • Build National Market Assessment C t • Buy • JV (3,141 counties in 48 states studied) • Population and orpora e Assessment Regional President Demographics • IRF Conversion Rates • Acute Care Referral Priority Assessment “Deep Dive” Market Sources • Inpatient Rehab Competition Assessments Potential Opportunity List • Other Competitors • Payor Environment CON/N CON 63 (160 opportunities identified) • on-

De Novo Evaluation Process

Market Selection	GO / NO GO
CON Approval	• No guarantee on timeframe or ultimate success
Site Selection	• Input from design, operations and real estate • ~ Six acres with expansion capability • Proximity to acute-care providers
Cost Assessment	• Permitting • Land • Design • Construction
Pro forma Financials	• IRR • NPV • Cash payback
Execution	GO / NO GO

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Illustrative De Novo Timeline With CON Planning Design & Zoning Groundbreaking Opening Day 1 CON Process Construction 6 months to 3 years 20 months Pl i M th 20 Without CON Design ann ng & Zoning Groundbreaking on Opening Construction 65 Day 1

Illustrative De Novo Pro forma (40 bed) Capital Cost $ Range (millions) Low High Construction, design, permitting, etc. $11.0 $14.5 Land 1.5 3.5 Equipment 2.5 3.0 $15 0 $21 0. . Pre-opening Expenses (thousands) Low High Operating $200 $300 Salaries, wages and benefits 150 200 $350 $500 66

De Novo Occupancy and EBITDA(1) Trends Occupancy 80% 90% 100% Sustained Positive EBITDA Range 60% 70% 40% 50% 10% 20% 30% 0% 1 2 3 4 5 6 7 8 9 10 11 12 Petersburg Fredericksburg Mesa Loudoun Bristol Cypress HLS Avg 2011 Occupancy Months (1) Hospital EBITDA = earnings before interest, taxes, depreciation and amortization directly attributable to the related hospital. . 67

IRF Acquisition Performance Date Acquired Acquired Census One Year Later Census Vineland Q3 2008 26 31 Desert Canyon Q2 2010 16 35 Sugar Land Q3 2010 26 35 Ft. Smith Q3 2010 15 39 Drake (Cincinnati, OH) Q4 2011 0 3 month census = 22 Value added by HealthSouth • TeamWorks approach to sales/marketing • Labor management tools and “best practices” Cli i l ti• n ca exper se • Clinical technology and programming • Supply chain efficiency 68 • Medical leadership and clinical advisory boards

Portfolio Growth • All projects have minimum IRR of 15% (pre-tax). De novos Acquisitions • Cash Payback (1) = 5 to 7 years L b k i d d t • Cash Payback (1) = 4 to 6 years T t 2 i iti /Y• onger pay ac per o ue o: − Design and construction period − Initial ramp-up of operations • Target: 4 openings/Year • arge : acqu s ons ear Location Installed Beds Operational Date Location Beds Operational Date 2013 (2) Stuart, FL 34 Q2 2013 TBD TBD TBDLittleton, CO 40 Q2 2013 Southwest Phoenix AZ 40 Q3 2013, 2012 Ocala, FL 40 Q4 2012 TBD TBD TBD 2011 Cypress, TX 40 Q4 2011 Cincinnati, OH 40 Q4 2011 B i t l VA 25 Q3 2010 Ft. Smith, AR (unit) 30 Q3 2010 2010 r s o , Sugarland, TX (IRF) 50 Q3 2010 Loudoun County, VA 40 Q2 2010 Las Vegas, NV (IRF) 50 Q2 2010 Little Rock, AR (unit) 23 Q1 2010 2009 Mesa, AZ 40 Q3 2009 Altoona, PA (JV, unit) 18 Q4 2009 69 (1) Future cash payback periods may increase when the Company exhausts its significant NOLs (slide 49). (2) Does not include Middletown, DE or Williams Co., TN where CON awards are under appeal

Future Growth: Complementary Post-Acute Care Services

(Highest Acuity) ←→ *(Lowest Acuity)*

Acute Care Hospital → Discharge →

	Long-Term Acute Care Hospital (1)	Hospice	Inpatient Rehabilitation Facility (1)	Skilled Nursing Facility	Home Health (1)
Medicare Spending (billions)	$5.2	$13.0	$6.3	$28.0	$19.0
# of Discharges	134,700	1,088,000	359,000	2,369,016	3,300,000
Length of Stay	26 days	86 days	13 days	39 days	N/A
# of Providers	437	3,500+	1,179	15,161	11,600
Facility Ownership Mix	For-Profit (76%) Non-Profit (19%) Gov't (5%)	For-Profit (53%) Non-Profit (34%) Other (13%)	For-Profit (25%) Non-Profit (61%) Gov't (14%)	For-Profit (69%) Non-Profit (26%) Gov't (4%)	For-Profit (87%) Non-Profit (13%)
Hospital vs. Free-standing	Free-standing (62%) Hospital Based (38%)	Free-standing (68%) Hospital Based (16%) Home Based (15%)	Free-standing (20%) Hospital Based (80%)	Free-standing (92%) Hospital Based (8%)	N/A
Rural vs. Urban	Urban (93%) Rural (7%)	Urban (70%) Rural (30%)	Urban (83%) Rural (17%)	Urban (81%) Rural (19%)	Urban (91%) Rural (9%)

(1) For information on HealthSouth's hospital portfolio, see slide 4.

Sources: Medpac Data Book, June 2011 – pages 121, 123, 130, 133, 137, 192, and 194, Medpac Report to Congress, Medicare Payment Policy, March 2011 – pages 149,163, 208, 240, and 268, and Medpac December 2011 Public Meeting, Assessing Payment Adequacy

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Growth: Summary

The Company still believes investing in growth is a correct long-term strategy.
In response to uncertainty coming from Washington, D.C., and the dislocation in the capital markets, the Company slowed the development of new de novos in the third and fourth quarters of 2011. Once the Budget Control Act of 2011 outcome was known (2% sequestration), the Company recharged its de novo development.

- **The Company has adequate cash to fund growth.**
- **The Company continues to have excellent organic growth opportunities.**
  - Located in Medicare growth markets
  - Non-discretionary nature of many conditions served
  - Track record of consistent market share gains
- **De novos and targeted IRF acquisitions will allow entry to, and growth in, new markets.**
  - Disciplined evaluation process
  - Proven track record of success
- **Longer-term consideration of acquiring complementary post-acute services predicated on:**
  - Regulatory clarity
  - Favorable market conditions
  - Purchase price and terms and conditions

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Operational Initiatives 72

Operational Strategy

Excellence in …

Electronic clinical information system (CIS) ACE IT

Clinical Care	Operations	Service
• Care Management TeamWorks project • Identify trends and establish "best practices" for the prevention of acute care transfers • Provide a robust rehabilitation specific clinical education program for nurses and therapists	• BEACON management reporting system • Roll out staff scheduling systems • Standardize pharmacy and food supplies purchasing	• Patient satisfaction survey tool through Press Ganey • CPR (Comfort, Professionalism, Respect) patient experience campaign • Customer training videos for hospital staff

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CIS Standardization Improves Patient Safety and Streamlines Operational Efficiencies


ACE IT
Advancing Clinical Excellence Through Information Technology
Treatment Plan
• Computerized Physician Order Entry (CPOE)
• Clinical Decision Support (CDS)
Document Imaging
Pre-Admission Assessment & Approval
Referral Hospitals
Integrated Electronic Medical Record
Integrated and Bar-coded Point of Care Medication Administration
Quality Reporting
• Uniform Data Systems
• Clinical Data Warehouse
• Clinical Intelligence
Clinical Notes
• Physician
• Nursing
• Therapy
• Care Mgmt.
Discharge Planning and Patient Education
Coordinate Care and Engage Patients
Ancillary Services
Charge and Registration Services
• Registration
• Census
• Coding
• Billing
• Patient History
• Problems and Diagnoses
•Orders and Results
• Plan of Care
• Workflow Alerts and Reminders
• Treatment and Interventions

74

HEALTHSOUTH.

CIS Benefits and Value Proposition

ACE IT
Advancing Clinical Excellence Through Information Technology

Patient Safety

- Automated medication administration at the point of care
- Clinical data repository (reporting and outcomes)
- Real time patient condition awareness
- Rule driven identification of preventable adverse medical events

Operational Efficiencies

- Streamline sales and marketing process
- Clinical charge capture efficiency
- Real time awareness of therapy intensity (higher intensity associated with better outcomes)
- Enterprise standardized clinical documentation and coding processes
- Workflow management, patient/resource scheduling

Cost-Effectiveness

- Stage setter for interoperability with referral sources and health information exchanges
- Patient-centered care is a key competitive differentiator and impacts patient choice

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HEALTHSOUTH

CIS Timeline

ACE IT
Advancing Clinical Excellence Through Information Technology

2013 - 2016	• Complete installation in remaining hospitals and acquired hospitals • Install ACE IT in all de novo HealthSouth hospitals
2012	• Install ACE IT in 12 existing hospitals • Install ACE IT in de novo located in Ocala, FL
2011	• Signed contract with Cerner for Company-wide implementation starting in 2012 • Installed ACE IT in existing HealthSouth hospital (Valley of the Sun) • Installed ACE IT in HealthSouth Rehabilitation Hospital of Cypress, TX
2010	• Installed ACE IT in HealthSouth Rehabilitation Hospital of Northern, VA hospital
2009	• Pilot project kickoff in August; designated "ACE IT" • Core team assembled; pilot hospitals identified • Cerner selected for pilot
2008	• Restart evaluation of three potential vendors
2006 - 2007	• CIS project put on hold due to financial constraints, divestitures, and delevering • Initial vendor evaluations in 2006
2005	• Initial request for proposal sent to six vendors; six vendors responded; three finalists were chosen

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HEALTHSOUTH

CIS Cost

- **No incentive payments (i.e. "HITECH") for inpatient rehabilitation hospitals [(1)]**
  - Only acute care hospitals are eligible
- **Installation cost will vary by hospital depending on items such as size and physical plan.**
  - Installation cost expected to be in a range of $1 million to $1.5 million per hospital.
  - Approx. 70% of the initial spend will be capital expense and the remainder will be operating expense.
- **Projected/estimated costs:**

($ millions)	2012	2013	2014
No. of hospitals installed	12	23	18
Operating expenses	~$9	~$11	~$13
CAPEX	~$18	~$22	~$19

(1) The American Recovery and Reinvestment Act of 2009 (Pub. L. 111–5) provides incentive payments to eligible professionals, eligible hospitals, and critical access hospitals participating in Medicare and Medicaid programs that adopt and successfully demonstrate "meaningful use" of certified electronic health record technology.

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TeamWorks: Care Management

2012 will be the first full year of "Care Management" implementation.



Referral Management
Pre-authorization / Pre-certification
Patient Assessment
Care Delivery & Documentation
Interdisciplinary Team Process
Denials & Approvals
Outcomes Analysis
Effective & Efficient Care Management

Goals

- Improve operational effectiveness, patient satisfaction, and quality outcomes
- Engage interdisciplinary teams
- Reduce:
  - Complication rates
  - Cost per case
  - Payor denials
- Increase:
  - Quality outcomes
  - Patient involvement in care decisions
- Standardize "Care Management" staffing (added approx. one clinical resource per hospital)

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CPR: Comfort, Professionalism, Respect CPR is an in-house course designed to train all employees to realize that even minor encounters between staff and patients can have a memorable impact on the patient’s entire experience. • All employees trained in the CPR campaign. • Hospital-based trained facilitators will work directly with lemp oyees. • A series of short videos is used to depict common scenarios of patient/staff situations. • Facilitator training is highly interactive, encouraging discussions among staff. Ultimate goal is to improve employee- to-patient interactions, leading to: • Improved patient satisfaction scores • Reduced patient complaints • More satisfied employees 79

80

BEACON: Hospital-Specific (1) 81 (1) Numbers in screen shot have been modified for presentation and do not represent actual results.

BEACON: Regional Roll-up (1) 82 (1) Numbers in screen shot have been modified for presentation and do not represent actual results.

Operational Metrics 83

• Salaries and Benefits reflects continued improvement from Operational Metrics: Expense Efficiencies (% of Net Operating Revenues) productivity gains and growing revenue base. • Hospital-related Expenses includes other operating, supplies, and occupancy. • General and Administrative excludes stock-based compensation 50.8% 49.7% 49.1% 48.4% 48.5% . • Provision for Doubtful Accounts varies based on timing of denials by Medicare contractors. 22.3% 21.8% 22.0% 21.5% 20.8% 5.5% 1.4%5.1% 1.7%4.8% 0.9%4.5% 1.0%4.4% 1.2% Salaries and Benefits Hospital-related Expenses General & Administrative Provision for Doubtful Accounts 2008 2009 2010 2011 Q112 2008 2009 2010 2011 Q112 2008 2009 2010 2011 Q112 2008 2009 2010 2011 Q112 3 59 3 52 3 49 3 47 3 34 • Employees per Occupied Bed (“EPOB”) is calculated by dividing the number of full-time equivalents, including an estimate of full- time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of . . . . . EPOB licensed beds by the Company’s occupancy percentage. 84

Operational and Labor Metrics (1) Q1 Q4 Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year Full Year Full Year 2012 2011 2011 2011 2011 2010 2010 2010 2010 2011 2010 2009 Net patient revenue-inpatient 500.6$ 480.1$ 458.8$ 465.4$ 462.1$ 452.3$ 422.6$ 427.6$ 420.2$ 1,866.4$ 1,722.7$ 1,621.4$ Net patient revenue-outpatient and other revenues 38.0 38.0 38.9 39.7 43.9 38.6 38.2 39.7 38.4 160.5 154.9 163.4 (In Millions) Net operating revenues 538.6$ 518.1$ 497.7$ 505.1$ 506.0$ 490.9$ 460.8$ 467.3$ 458.6$ 2,026.9$ 1,877.6$ 1,784.8$ Discharges (2) 30,871 30,066 29,350 29,811 29,127 29,462 27,931 28,098 27,023 118,354 112,514 109,106 Outpatient visits 231,243 225,062 236,969 244,647 236,761 244,719 253,837 260,374 250,467 943,439 1,009,397 1,094,538 Average length of stay 13.5 13.4 13.4 13.4 13.8 13.4 13.8 13.7 14.2 13.5 13.8 13.9 Occupancy % 70 7% 67 7% 67 2% 69 0% 70 2% 67 8% 66 0% 67 8% 69 3% 67 7% 67 0% 67 7% (Actual Amounts) . . . . . . . . . . . . # of licensed beds 6,500 6,461 6,376 6,356 6,350 6,331 6,331 6,250 6,129 6,461 6,331 6,138 Occupied beds 4,596 4,374 4,285 4,386 4,458 4,292 4,178 4,238 4,247 4,374 4,242 4,155 Full-time equivalents (FTEs) (3) 15,271 15,079 15,081 15,150 15,045 14,958 14,785 14,628 14,450 15,089 14,705 14,552 Contract labor 69 56 60 76 89 84 71 84 74 70 79 92 Total FTE and contract labor 15 340 15 135 15 141 15 226 15 134 15 042 14 856 14 712 14 524 15 159 14 784 14 644 (1) All metrics have been reclassified to reflect current continuing operations. (2) Represents discharges from HealthSouth’s 96 consolidated hospitals in Q1 2012 and Q4 2011; 94 consolidated hospitals in Q3 2011, Q2 , , , , , , , , , , , , EPOB (4) 3.34 3.46 3.53 3.47 3.39 3.50 3.56 3.47 3.42 3.47 3.49 3.52 2011, Q1 2011, Q4 2010 and Q3 2010; 92 consolidated hospitals in Q2 2010; 90 consolidated hospitals in Q1 2010 and Q4 2009; 91 consolidated hospitals in Q3 2009; and 90 consolidated hospitals in Q2 2009 and Q1 2009. (3) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company’s consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company’s hospitals. (4) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full- time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. 85

Payment Sources (Percent of Revenues) Q1 Full Year 2012 2011 2011 2010 Medicare 73.5% 71.5% 72.0% 70.5% Medicaid 1.1% 1.7% 1.6% 1.8% Workers' compensation 1.5% 1.7% 1.6% 1.6% Managed care and other discount plans (1) 19.3% 19.7% 19.8% 21.3% Other third-party payors 1.7% 2.1% 2.0% 2.3% P ti t 1 4% 1 1% 1 2% 1 3%a en s . . . . Other income 1.5% 2.2% 1.8% 1.2% Total 100.0% 100.0% 100.0% 100.0% (1) Managed Medicare revenues represent ~ 8%, 7%, 7%, and 8% of total revenues for Q1 2012, Q1 2011, full year 2011, and full year 2010, respectively, and are included in “Managed care and other discount plans.” 86

Reconciliations to GAAP 87

Reconciliation of Net Income to Adjusted EBITDA (1)(3) 2012 (in millions, except per share data) Total Per Share Net income 56.8$ Loss from disc ops, net of tax, attributable to HealthSouth 0.4 Q1 Net income attributable to noncontrolling interests (12.6) Income from continuing operations attributable to HealthSouth (2) 44.6 0.40$ Pro fees - acct, tax, and legal 3.6 Provision for income tax expense 29.1 Interest expense and amortization of debt discounts and fees 23.3 Depreciation and amortization 19.5 Net noncash loss on disposal of assets 0 8 . Stock-based compensation expense 6.1 Adjusted EBITDA (1)(3) 127.0$ Weighted average common shares outstanding: Basic 94.5 Diluted 108.7 (1) (2) (3) – Notes on page 93. 88

Reconciliation of Net Income to Adjusted EBITDA (1)(3) 2011 (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 91.5$ 32.3$ 68.3$ 62.5$ 254.6$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (17.6) (2.5) (34.8) 5.0 (49.9) t i tt ib t bl t t lli i t t ( ) ( 0 4) (3) (2) (4 9) Q1 Q2 Full YearQ3 Q4 Ne ncome a r u a e o noncon ro ng n eres s 11.7 1 . 11. 1 .5 5. Income from continuing operations attributable to HealthSouth (2) 62.2 0.57$ 19.4 0.14$ 22.2 0.17$ 55.0 0.50$ 158.8 1.42$ Gov't, class action, and related settlements - (10.6) - (1.7) (12.3) Pro fees - acct, tax, and legal 3.8 8.4 4.0 4.8 21.0 Provision for income tax (benefit) expense (7.4) 11.2 18.1 15.2 37.1 Interest expense and amortization of debt discounts and fees 35.1 34.9 26.3 23.1 119.4 Depreciation and amortization 19.5 19.6 19.5 20.2 78.8 Loss on early extinguishment of debt - 26.1 12.7 - 38.8 Net noncash loss on disposal of assets 0.1 1.0 2.8 0.4 4.3 Stock-based compensation expense 4.2 5.3 4.9 5.9 20.3 Adjusted EBITDA (1)(3) 117.5$ 115.3$ 110.5$ 122.9$ 466.2$ i h d h diWe g te average common s ares outstan ng: Basic 93.1 93.3 93.3 93.3 93.3 Diluted 109.0 109.5 109.2 109.1 109.2 (1) (2) (3) – Notes on page 93. 89

Reconciliation of Net Income to Adjusted EBITDA (1)(3) 2010 (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 50.5$ 57.5$ 41.9$ 789.9$ 939.8$ Income from disc ops, net of tax, attributable to HealthSouth (1.2) (3.4) (3.4) (1.2) (9.2) Net income attributable to Q1 Q2 Q3 Q4 Full Year noncontrolling interests (9.8) (10.2) (10.1) (10.7) (40.8) Income from continuing operations attributable to HealthSouth (2) 39.5 0.36$ 43.9 0.40$ 28.4 0.24$ 778.0 7.15$ 889.8 8.20$ Gov't, class action, and related settlements - - 0.8 0.3 1.1 Pro fees - acct, tax, and legal 2.9 5.7 5.2 3.4 17.2 Loss (gain) on interest rate swaps 4.3 (0.3) 9.0 0.3 13.3 Provision for income tax expense (benefit) 2.4 (1.3) (0.4) (741.5) (740.8) Interest expense and amortization of debt discounts and fees 30.5 30.1 30.8 34.2 125.6 D i ti d ti ti 17 5 17 8 18 4 19 4 73 1 eprec a on an amor za on . . . . . Net noncash loss on disposal of assets - 0.4 0.1 0.9 1.4 Loss on early extinguishment of debt 0.3 0.1 - 11.9 12.3 Stock-based compensation expense 3.8 4.0 3.4 5.2 16.4 Other - - 0.2 - 0.2 Adjusted EBITDA (1)(3) 101 2$ 100 4$ 95 9$ 112 1$ 409 6$ . . . . . Weighted average common shares outstanding: Basic 92.7 92.8 92.8 92.8 92.8 Diluted 108.0 108.2 108.3 108.8 108.5 (1) (2) (3) – Notes on page 93. 90

Reconciliation of Net Income to Adjusted EBITDA (1) (3) 2009 Q1 Q2 Q3 Q4 F ll Y (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 53.5$ 3.6$ 24.8$ 46.9$ 128.8$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (1.8) (5.2) 5.6 (16.3) (17.7) Net income attributable to noncontrolling interests (8.6) (9.1) (8.0) (8.3) (34.0) Income (loss) from continuing operations attributable u ear to HealthSouth (2) 43.1 0.42$ (10.7) (0.20)$ 22.4 0.18$ 22.3 0.17$ 77.1 0.58$ Gov't, class action, and related settlements (15.9) 48.7 8.5 (4.6) 36.7 Pro fees - acct, tax, and legal 4.8 (3.3) 3.5 3.8 8.8 Gain on early extinguishment of debt (1.8) (1.3) - - - Loss on interest rate swaps 5.0 3.8 7.9 2.9 19.6 Provision for income tax expense (benefit) 1.2 (0.3) (1.7) (2.1) (2.9) Interest expense and amortization of debt discounts and fees 34.4 31.1 29.5 30.7 125.7 Depreciation and amortization 16.6 16.8 17.0 17.2 67.6 I i t h i l di i t t 0 8 0 1 0 3 0 2 1 4 mpa rmen c arges, nc u ng nves men s . . . . . Net noncash loss on disposal of assets 1.0 1.2 0.6 0.6 3.4 Loss on early extinguishment of debt - - - 15.6 12.5 Stock-based compensation expense 3.7 2.9 3.4 3.4 13.4 Other - - - 0.4 0.4 Adjusted EBITDA (1)(3) 92.9$ 89.0$ 91.4$ 90.4$ 363.7$ Weighted average common shares outstanding: Basic 87.5 87.6 87.6 92.6 88.8 Diluted 100.9 101.5 102.2 107.8 103.3 (1) (2) (3) – Notes on page 93. 91

Reconciliation of Net Income to Adjusted EBITDA (1) (3) (in millions, except per share data) Total Per Share Total Per Share Net income 718.7$ 281.8$ Income from disc ops, net of tax, attributable to HealthSouth (462.4) (32.5) Net income attributable to noncontrolling interests (65.3) (29.4) 2007 2008 Income from continuing operations attributable to HealthSouth (2) 191.0 2.08$ 219.9 2.28$ Gain on UBS Settlement - (121.3) Gov't, class action, and related settlements (2.8) (67.2) Pro fees - acct, tax, and legal 51.6 44.4 Loss on interest rate swaps 30.4 55.7 Provision for income tax benefit (325.6) (69.1) Interest expense and amortization of debt discounts and fees 229.2 159.3 Depreciation and amortization 71.3 78.9 Impairment charges, including investments 15.1 2.4 Net noncash loss on disposal of assets 7.3 2.0 Loss on early extinguishment of debt 28.2 5.9 Stock-based compensation expense 10.6 11.7 Other 0.4 - Adjusted EBITDA (1)(3) 306.7$ 322.6$ Weighted average common shares outstanding: Basic 78.7 83.0 Diluted 92.0 96.4 (1) (2) (3) – Notes on page 93. 92

Reconciliation Notes for Slides 88-92

1. Adjusted EBITDA is a non-GAAP financial measure. The Company's leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth.
2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting quarterly dividend on the convertible perpetual preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock.
3. Adjusted EBITDA is a component of our guidance.

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